UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2008

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On July 2, 2008, Keystone Automotive Operations, Inc. (“Keystone”) and FTI Palladium Partners, the interim management practice of FTI Consulting, Inc., entered into an engagement contract (the “Engagement Contract”), pursuant to which, among other things, Stuart B. Gleichenhaus, 51, a senior managing director of FTI Palladium Partners, will act as the interim Chief Financial Officer of Keystone. Mr. Gleichenhaus has over twenty-five years of experience in finance-based roles in a number of different industries. We refer to FTI Palladium Partners, together with FTI Consulting, Inc. and the wholly owned subsidiaries of FTI Consulting, Inc., as FTI.

Under the Engagement Contract, among other things, Mr. Gleichenhaus will assist in the day-to-day and month-end functions of Keystone’s finance and accounting departments, work with Keystone’s management in the preparation of financial reports and further identify and implement short-term and long-term process improvement and control initiatives within Keystone’s finance organization. The Engagement Contract provides that FTI may hire additional temporary employees to support Mr. Gleichenhaus in his role as interim Chief Financial Officer and to provide specific advising and support services from time to time, with the agreement and consent of Keystone. Under the Engagement Contract, Mr. Gleichenhaus will report directly to the President and Chief Executive Officer of Keystone and will have the right to attend and participate, but not to vote, in meetings of Keystone’s board of directors and any of its committees. The Engagement Contract may be terminated by either Keystone or FTI at any time on at least five (5) business days prior written notice to the other party.

The Engagement Contract contains customary confidentiality provisions barring the use of confidential information by any of the temporary employees without the prior written approval of Keystone. In addition, Keystone has agreed to indemnify FTI against any and all losses, claims, damages and other liabilities arising out of the Engagement Contract. Finally, Keystone has agreed that it will specifically include and cover Mr. Gleichenhaus, and any other FTI employee who serves as an officer of Keystone, under Keystone’s policies for directors’ and officers’ insurance.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on July 8, 2008.

Keystone Automotive Operations, Inc.

By:	/s/ Patrick Judge
Patrick Judge
Executive Vice President and Secretary